EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.333-67977 of IDG Books Worldwide, Inc. and subsidiaries on Form S-8 of our report dated December 15, 2000, appearing in this Annual Report on Form 10-K of Hungry Minds, Inc. for the year ended September 30, 2000.


Deloitte & Touche LLP

San Jose, California
December 26, 2000